UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: April 15, 2010

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

445 Park Avenue, New York, New York  10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01             Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2010, the Company received a written notice from NYSE AMEX LLC (“AMEX”) advising that the Company is not in compliance with AMEX’s continuing listing criteria set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “Company Guide”) because it failed to timely file its annual report on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2009. In addition the Company’s failure to file its 10-K is a material violation of its listing agreement with AMEX. Pursuant to 1003(d) of the Company Guide, AMEX is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s common stock from AMEX.

As set forth in its notice, AMEX requires that the Company to submit a plan of compliance by April 29, 2010 to advise AMEX  of any action that the Company has taken, or will take, to file the 10-K for 2009 and bring the Company into compliance with the listing standards by no later than July 14, 2010. The Company intends to submit the required plan by April 29, 2010.

The Company intends to file its 10-K for 2009 with the Securities and Exchange Commission as soon as possible.

On April 16, 2010 the Company issued a press release announcing receipt of the written notice from NYSE Amex LLC, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

99.1           Press Release of the Company issued on April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: April 16, 2010	By:	/s/ Wang Hongjun
Wang Hongjun
President, Chairman and Chief Executive Officer